Exhibit 99.7

THE INFORMATION CONTAINED IN THIS ACCEPTANCE AGREEMENT IS CONFIDENTIAL AND IS BEING PROVIDED TO THE HOLDERS OF EQUITY INTERESTS OF VINCENT GROUP P.L.C. (“COOLBET”) FOR THE PURPOSE OF DISCLOSING RELEVANT INFORMATION ABOUT THE EXCHANGE OFFER AND THE RELATED TRANSACTIONS DESCRIBED HEREIN. THE INFORMATION CONTAINED HEREIN IS NOT TO BE USED FOR ANY OTHER PURPOSE OR RELEASED TO ANY OTHER PERSON (OTHER THAN THE SELLER’S LEGAL, TAX AND ACCOUNTING ADVISORS), WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF COOLBET.

ACCEPTANCE AGREEMENT FOR OPTIONS FOR SHARES

OF

VINCENT GROUP p.l.c.

PURSUANT TO THE SHARE EXCHANGE AGREEMENT DATED NOVEMBER 15, 2020, AMONG GAN LIMITED, VINCENT GROUP p.l.c., AND THE SELLERS’ REPRESENTATIVE

This Acceptance Agreement (this “Acceptance Agreement”) is being sent in connection with the Share Exchange Agreement (the “Share Exchange Agreement”), dated November 15, 2020, by and among GAN Limited, a Bermuda public limited company (“GAN” or “Buyer”), Vincent Group p.l.c., a Malta public limited liability company (“Coolbet”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers (the “Sellers’ Representative”), attached hereto as Exhibit A, providing for, among other things, the purchase by GAN of all outstanding equity interests in Coolbet.

GAN agreed to pay EUR 149.1 million for all of the outstanding equity interests in Coolbet (excluding any unvested options) and all of the outstanding vested options to purchase shares in StayCool OÜ, an Estonian private limited liability company, registry code 12814989, (“StayCool”) through a combination of EUR 80 million in cash and EUR 69.1 million in GAN ordinary shares, plus or minus various adjustments (the “Aggregate Exchange Consideration”), with each such Seller’s portion of the Aggregate Exchange Consideration referred to as the “Pro Rata Allocation” as set forth on the Consideration Spreadsheet. On the Closing Date, each Seller that has completed the appropriate documentation, including this Acceptance Agreement and the other required documentation, will be entitled to receive such Seller’s Pro Rata Allocation of all of the Aggregate Exchange Consideration. Such Seller’s Pro Rata Allocation of all of the cash portion of the Aggregate Exchange Consideration is referred to as the “Cash Consideration” and the portion of the Cash Consideration at the Closing shall be referred to as the “Closing Date Cash Consideration”, which shall take into account any amounts to be withheld.

Pursuant to the instructions set forth below, in order to become a party to the Share Exchange Agreement and receive the Pro Rata Allocation, the undersigned registered holder(s) of options to purchase Shares in Coolbet (“Coolbet Options”), shall promptly complete and sign electronically on the portal (the “Portal”) provided by Acquiom Financial LLC, a Colorado limited liability company, acting as the paying agent (the “Paying Agent”) this Acceptance Agreement and the documents described in this Acceptance Agreement in exchange for the Seller’s Pro Rata Allocation of the Aggregate Exchange Consideration, less the sum of the following with respect to such option holder: (i) the aggregate amount of the exercise price, (ii) the Seller’s Pro Rata Allocation of the Sellers’ Representative Escrow Account (which will be established to pay for, among other things, certain post-Closing expenses as well as any purchase price adjustments required to be paid by the Sellers post-Closing pursuant to the Share Exchange Agreement), and (iii) any applicable tax and social security liabilities, including fringe benefit taxes, that need to be withheld or paid by Coolbet or any of its subsidiaries in relation to the Option Settlement Agreement. Notwithstanding anything to the contrary contained herein, in the event the aggregate exercise price for all of the Seller’s Coolbet Options is greater than the amount of the Closing Date Cash Consideration, then the Seller will not be entitled to any Closing Date Cash Consideration at the Closing, but will be entitled to a prescribed number of GAN ordinary shares.

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All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Share Exchange Agreement.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY AND COMPLETE AND/OR EXECUTE THE DOCUMENTS ON THE PORTAL IN ACCORDANCE WITH SUCH INSTRUCTIONS.

INSTRUCTIONS

1. Documents to be Executed in order to receive the Pro Rata Allocation. In order for the undersigned to receive the applicable Pro Rata Allocation as set forth on the Consideration Spreadsheet under the Share Exchange Agreement, the undersigned shall execute the documents set below on the Paying Agent’s Portal.

(i) Execute the signature page of this Acceptance Agreement as evidence of acceptance of the Offer and provide the undersigned’s wire instructions.

(ii) Execute the Joinder Agreement.

(iii) Execute the Substitute W-8.

(iv) Execute the Option Settlement Agreement.

(v) Execute the Sellers’ Representative Engagement Letter.

2. Payment and Delivery. Payment of the Closing Date Cash Consideration will be made as promptly as practicable after the Closing, provided that the undersigned has completed this Acceptance Agreement and any other necessary documents at or prior to the Closing. The form of delivery shall be wire transfer. The amount of any wire transfer representing any portion of the Cash Consideration will be reduced by the exercise price, any applicable taxes, including fringe benefit taxes payable by Coolbet or any of its subsidiaries, any applicable wire transfer or other fees. No interest shall accrue on any cash payments to be delivered hereunder.

3. Signatures. If this Acceptance Agreement is signed by the registered holder(s) of the Coolbet Options settled hereby without any correction or change in the name of the registered holder(s), the names must correspond exactly with the name(s) as recorded in the books and records of Coolbet and the Coolbet Option agreement without any change whatsoever. If any Coolbet Option settled hereby is registered in different names, it will be necessary to complete, sign and submit as many separate Acceptance Agreements as there are different registrations of such Coolbet Options. In the event the name of the registered holder(s) needs to be corrected or has changed (by marriage or otherwise), please contact the Paying Agent at support@srsacquiom.com

4. Substitute Form W-9 Each tendering holder who is a U.S. taxpayer is required to provide the Paying Agent with a correct taxpayer identification number (“TIN”), generally the holder’s social security or federal employer identification number, on an IRS Form W-9, which will be provided to you by the Paying Agent. Failure to provide the information on the form may subject the tendering holder to 28% federal income tax withholding on the payments made to the holder or other payee with respect to such Coolbet Options.

5. Indication of Numbers of Coolbet Options. The Portal indicates the correct number of Coolbet Shares granted by Coolbet under the Coolbet Options granted to such holder.

6. Notice of Defects. The Paying Agent anticipates that it will provide notification of any defects in the delivery of this Acceptance Agreement, the Option Settlement Agreement, or any other documents required by this Acceptance Agreement, but neither GAN nor the Paying Agent shall incur any liability for failure to give such notice.

7. Requests for Assistance. Requests for assistance may be directed to the Paying Agent (telephone: 1-303-222-2080, available Monday-Friday, 8:00 a.m. – 5:00 p.m. Eastern Standard Time), or via email at support@srsacquiom.com.

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CERTAIN REPRESENTATIONS AND WARRANTIES,
ACKNOWLEDGEMENTS AND AGREEMENTS

1. Exchange for Pro Rata Allocation. Pursuant to the Share Exchange Agreement, on the Closing Date, the Coolbet Options will be exercised and settled in exchange for, among other things, the Pro Rata Allocation in an amount determined in accordance with the terms of the Share Exchange Agreement and payable in the manner set forth in the Share Exchange Agreement. The undersigned understands, and by execution of this Acceptance Agreement agrees, that this Acceptance Agreement and all amounts payable to the undersigned as a result of the transactions contemplated by the Offer, and other parties are subject to, and governed by, the terms and conditions of the Share Exchange Agreement and the documents related thereto, as if the undersigned was a party thereto. The amounts owed to the undersigned as a Seller pursuant to the Share Exchange Agreement will be paid by GAN to the Paying Agent and forwarded by the Paying Agent to the undersigned.

2. Joinder of Share Exchange Agreement. By completing and executing the Joinder Agreement on the Portal, the undersigned, as the Joining Party under the Joinder Agreement, affirms, confirms, acknowledges and agrees that, among other things:

(a) the undersigned has received a copy of the Share Exchange Agreement, and has read and understands the terms of the Share Exchange Agreement and has been afforded the opportunity to ask questions concerning Coolbet, the Buyer, and the Share Exchange Agreement;

(b) the undersigned will be bound by all of the terms and provisions of the Share Exchange Agreement as if he or she were an original signatory thereto, including without limitation the indemnification and exculpation provisions in favor of the Sellers’ Representative in Sections 10.13(d) and 10.13(g) thereof;

(c) the undersigned shall be deemed to be, and, shall be entitled to all of the rights and subject to all of the obligations of a Seller under the Share Exchange Agreement;

(d) the undersigned acknowledges and agrees, among other things, to his or her release of various parties set forth in Section 8.12 of the Share Exchange Agreement;

(e) the undersigned agrees, subject to the terms and conditions of the Share Exchange Agreement, to jointly and severally indemnify and hold harmless the Buyer and the Sellers’ Representative, from any Losses suffered by any Buyer Indemnified Party and the Sellers’ Representative as further stated in the Share Exchange Agreement; and

(g) the undersigned acknowledges and agrees that the GAN Shares it receives in connection with the Share Exchange Agreement will be subject to a 3-month or 6-month contractual lock-up period, or a statutory 6-month lock-up period.

3. Power-of-Attorney. The undersigned hereby irrevocably and unconditionally authorizes Coolbet, on behalf of the undersigned, to perform any and all actions required by the Seller to execute the transactions contemplated by the Share Exchange Agreement (collectively, this “Authorization”). The Authorization given under this Section 3 shall be valid until April 30, 2021. Coolbet may delegate the Authorization given under this Section 3 to a third party, including the Paying Agent and/or the Sellers’ Representative.

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4. Designation of Paying Agent as Power of Attorney. The undersigned hereby irrevocably appoints and constitutes the Paying Agent, or its designee or appointee, as the undersigned’s true and lawful attorney-in-fact with respect to the Coolbet Options settled hereby, to deliver the Option Settlement Agreement, together with all accompanying evidences of authority, against receipt therefor (as the undersigned’s agent) of, among other things, the Seller’s Cash Consideration. The other component of the consideration, the GAN Shares, will be delivered by GAN’s transfer agent. This power is irrevocable and coupled with an interest, and shall not be affected by the undersigned’s death, incapacity, illness, dissolution or other inability to act.

5. Ownership of Coolbet Options. The undersigned hereby represents and warrants to GAN and Coolbet that, as of the date of this Acceptance Agreement, the undersigned is the sole record and beneficial owner of the Coolbet Options and holds good title to such Coolbet Options.

6. Successors and Assigns; Instructions. This Acceptance Agreement shall be binding upon and inure to the benefit of the undersigned and his, her or its successors and permitted assigns. The undersigned agrees that the Instructions to this Acceptance Agreement constitute an integral part of this instrument and agrees to be bound thereby. Transfer of the Coolbet Options noted above is subject to the terms, conditions, and limitations set forth in Share Exchange Agreement and the Instructions attached.

7. Miscellaneous. The undersigned acknowledges that the undersigned is executing and delivering this Acceptance Agreement and all related documentation for the benefit of each of GAN and Coolbet and that each of GAN and Coolbet may be entitled to the benefits of, to enforce the terms of and to rely upon, this Acceptance Agreement and the representations and warranties, acknowledgements and agreements made by the undersigned pursuant hereto.

8. Governing Law. This Acceptance Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws.

9. Notices. All notices shall be sent or delivered to the undersigned at the address set forth in this Acceptance Agreement, unless and until Coolbet has received written notice from the Seller of a changed address.

10. Third-party Beneficiary. The Sellers’ Representative is a third-party beneficiary of this Acceptance Agreement entitled to enforce the terms hereof.

[Signatures on following pages]

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SIGNATURE PAGE

The Paying Agent hereby is instructed by the undersigned to issue to the undersigned the Pro Rata Allocation of the Aggregate Exchange Consideration to which the undersigned is entitled as provided for and pursuant to the terms and conditions of Share Exchange Agreement. If the undersigned holder of the Coolbet Options is married and such Coolbet Options are held jointly with such holder’s spouse, both such holder and his or her spouse must sign this Acceptance Agreement. Signatures of trustees, executors, administrators, guardians, officers of corporations, attorneys-in-fact, or others acting in a representative or fiduciary capacity must include the full title of the signer in such capacity.

IN WITNESS WHEREOF, the undersigned has executed this Acceptance Agreement as of the date indicated below.

TO BE FILLED IN IF THE SELLER IS A LEGAL PERSON	TO BE FILLED IN IF THE SELLER IS A NATURAL PERSON
Name of the legal person:	Name:
Registry code of the legal person:
Name of the representative:
Address of the legal person:	Address:
E-mail of the legal person:	E-mail:
Country of incorporation of the legal person:	Resident of the following Country:
Signature:	Signature:

Date: December __, 2020

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_______ I, the holder of Coolbet Options, affirm that I am a married individual AND my Coolbet Options are held jointly with my spouse.

_______ I, the holder of record, affirm that I am an individual and I am either not married OR I am married and my Coolbet Options are NOT held jointly with my spouse.

_______ I, an authorized signer on behalf of the holder of record, affirm that the holder of Coolbet Options is an entity and not an individual.

Spouse’s Email (if applicable): _________________________________________

Please note: by indicating that you are a married individual and that your Coolbet Options are held jointly with your spouse, our support team will send the below consent to your spouse at the indicated email address for signature.

Signature: ___________________________________________

Name (Printed): _______________________________________

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CONSENT OF SPOUSE

This Consent of Spouse is for the benefit of the Recipient (as defined below) and Vincent Group p.l.c., a Malta public limited company (the “Coolbet”).

Hereby I, _______________________________________, date of birth ________________, (the “Spouse”) grant my spouse _______________________________________, date of birth ________________ (the “Recipient”), as a Seller, an irrevocable and unconditional consent to exercise, at his or her own sole discretion, any rights and/or obligations with respect to any options for shares in Coolbet (the relevant options, the “Options”), including the right to: (a) settle, exercise, terminate, exchange, transfer, dispose, pledge or otherwise encumber any Options; (b) conclude any agreements to exchange, transfer, dispose, pledge, or otherwise encumber any Options; (c) exercise any rights relating to any Options; (d) enter into that certain Share Exchange Agreement dated as of November 15, 2020 (the “Share Exchange Agreement”), by and among Coolbet, GAN Limited, a Bermuda public limited company (“GAN Limited”), and the then Sellers’ Representative to perform any and all rights and obligations related to the Share Exchange Agreement; (e) give waivers, consents, representations and warranties related to Coolbet, the Options and/or the Spouse.

Hereby I, the Spouse, irrevocably and unconditionally authorize: (A) the Recipient and Coolbet, each separately, on my behalf, to use any and all my rights and/or obligations as a joint holder of Options without limitation. The authorization given herein to the Recipient and Coolbet, each separately, shall be valid until April 30, 2021. The Recipient may delegate the authorization given hereunder to a third party; (B) Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the Sellers (the “Sellers’ Representative”), on my behalf, to take any action on behalf of the Recipient and/or the Spouse as outlined in the Share Exchange Agreement. The Authorization given herein to the Sellers’ Representative shall be valid until April 30, 2021.

Hereby I, the Spouse, acknowledge that I have read and fully understand the contents of the Share Exchange Agreement. I am aware that the Share Exchange Agreement contains provisions that impact the equity interests of Coolbet that the Recipient may own, including any interest I might have therein.

Hereby I, the Spouse, acknowledge that I have read and fully understand the contents of the Option Settlement Agreement related to settling the Options in connection with the Share Exchange Agreement. I am aware that the Option Settlement Agreement contains provisions that impact the equity interests of Coolbet that the Recipient may own, including any interest I might have therein.

Hereby I, the Spouse, agree that my interest, if any, in any equity interests of Coolbet subject to the Share Exchange Agreement shall be irrevocably bound by the Share Exchange Agreement and further understand and agree that any interest I may have in such equity interests of Coolbet shall be similarly bound by the Share Exchange Agreement.

I am aware that the legal, financial and related matters contained in the Share Exchange Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this consent. I have either sought such guidance or counsel or determined after reviewing the Share Exchange Agreement carefully that I am waiving such right.

Name:

Dated:

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Exhibit A

Share Exchange Agreement (Hyperlink)

See Attached